As filed with the Securities and Exchange Commission on June 20, 2006.

Registration No. 333-21399

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post Effective Amendment No. 2 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WILLBROS GROUP, INC.

(Exact name of registrant as specified in its charter)

Republic of Panama	98-0160660
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Plaza 2000 Building

50th Street, 8th Floor

P.O. Box 0816-01098

Panama, Republic of Panama

(Address, including zip code, of registrant’s principal executive offices)

Willbros Employees’ 401(k) Investment Plan

(Full title of the plan)

MICHAEL F. CURRAN

Chairman and

Chief Executive Officer

Willbros Group, Inc.

c/o Willbros USA, Inc.

4400 Post Oak Parkway, Suite 1000

Houston, TX 77027

(713) 403-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

DEREGISTRATION OF SECURITIES

On February 7, 1997, Willbros Group, Inc. (the “Company”) filed a Registration Statement on Form S-8 (Registration No. 333-21399), as amended by Post-Effective Amendment No. 1 filed on April 29, 1997 (the “Registration Statement”), for the sale of 500,000 shares of the Company’s common stock, par value $0.05 per share (the “Common Stock”), under the Willbros Employees’ 401(k) Investment Plan (the “Plan”) (formerly the Willbros USA, Inc. Employees’ Investment Plan) and an indeterminate amount of interests to be offered or sold pursuant to the Plan. The Company has terminated the option to purchase Common Stock under the Plan.

In accordance with the undertakings contained in the Registration Statement, the Company files this Post-Effective Amendment No. 2 to the Registration Statement to deregister all shares of Common Stock and interests in the Plan available under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 20th day of June, 2006.

WILLBROS GROUP, INC.

By:	/s/ Michael F. Curran
Michael F. Curran
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Michael F. Curran Michael F. Curran	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer and Authorized Representative in the United States)	June 20, 2006

/s/ Warren L. Williams Warren L. Williams	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 20, 2006

/s/ Robert R. Harl Robert R. Harl	Director, President and Chief Operating Officer	June 20, 2006

/s/ S. Fred Isaacs S. Fred Isaacs	Director	June 20, 2006

/s/ Peter A. Leidel Peter A. Leidel	Director	June 20, 2006

/s/ Rodney B. Mitchell Rodney B. Mitchell	Director	June 20, 2006

Signature	Title	Date

/s/ James B. Taylor, Jr. James B. Taylor, Jr.	Director	June 20, 2006

/s/ S. Miller Williams S. Miller Williams	Director	June 20, 2006

The Plan. Pursuant to the requirements of the Securities At of 1933, the Plan has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas on the 20th day of June, 2006.

Willbros Employees’ 401(k) Investment Plan

By:	/s/ Dennis G. Berryhill
Dennis G. Berryhill
Willbros Employee Benefits Committee